                                                                    Exhibit 10.9

                             SUBSCRIPTION AGREEMENT

                                       FOR

                      SERIES Y CONVERTIBLE PREFERRED STOCK


     SUBSCRIPTION AGREEMENT (the "Agreement"), dated as of December 27, 2001 by and between U.S.I. HOLDINGS CORPORATION, a Delaware corporation (the "Company"), and Ceridian Corporation, The Paul Revere Life Insurance Company (a subsidiary of UnumProvident Corporation) and Sovereign Bancorp, Inc. or its affiliates (each, a "Purchaser" and collectively, the "Purchasers").

                                R E C I T A L S :
                                - - - - - - - -

     The Purchasers desire to subscribe for and acquire from the Company, and the Company desires to sell to the Purchasers, the Shares (as hereinafter defined).

                               A G R E E M E N T :
                               - - - - - - - - -

     The parties hereto agree as follows:

     SECTION 1.  Definitions. As used in this Agreement, the following terms
                 -----------
shall have the meanings set forth below:

     "Acquisition" means acquisition of a Person or certain assets of a Person engaged in the insurance, insurance agency, brokerage or related services or financial services business.

     "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Affiliate" has the meaning set forth in the Shareholders' Agreement.

     "Agreement" has the meaning set forth in the preamble.

     "Assets" has the meaning set forth in Section 3(a)(xxiii).

     "Audited Financial Statements" has the meaning set forth in Section
3(a)(vi).

     "Benefit Plan" means each (a) "employee welfare benefit plan," as defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is required to contribute and (b) "employee pension benefit plan," as defined in Section 3(2) of ERISA, presently maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is required to contribute.

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                                       -2-

     "By-laws" means the Amended and Restated By-laws of the Company as in effect immediately prior to the execution of this Agreement and in the form attached hereto as Exhibit A.
                   ---------

     "Certificate of Designations" means the Company's Certificate of Designations of Series Y Preferred Stock in the form annexed hereto as Exhibit
                                                                       -------
B.
-

     "Closing" has the meaning set forth in Section 2(b).

     "Closing Date" means the date or dates on which the Closing occurs pursuant to Section 2(b).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the voting common stock of the Company, par value $.0l per share.

     "Company" has the meaning set forth in the preamble.

     "Encumbrances" means liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, other agreements, rights, options, warrants or restrictions or claims of any kind, nature or description.

     "ERISA" has the meaning set forth in the definition of "Benefit Plan."

     "Exchange Act" has the meaning set forth in Section 3(a)(xxii).

     "Executive Committee" has the meaning set forth in the Shareholders' Agreement.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Party" has the meaning set forth in Section 7(b).

     "IRS" has the meaning set forth in Section 3(a)(xv)(C).

     "Material Adverse Effect" has the meaning set forth in Section 3(a)(i).

     "Non-Voting Common Stock" means the non-voting common stock of the Company, par value $.01 per share.

     "Operative Documents" means this Agreement, the By-laws as amended as contemplated by this Agreement as of the Closing Date, the Certificate of Designations, the Shareholders' Agreement and the other agreements, documents and instruments to be executed and delivered by the Company in connection herewith and therewith.

     "Options" has the meaning set forth in Section 3(a)(v)(2).

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                                       -3-

     "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     "Preemptive Rights" has the meaning set forth in Section 4(e).

     "Preferred Stock" has the meaning set forth in the Shareholders' Agreement.

     "Public Offering" has the meaning set forth in the Certificate of Designations.

     "Purchase Price" means $7.00 for each Share.

     "Purchaser" has the meaning set forth in the preamble.

     "Requisite Securityholders" means securityholders of the Company that hold in the aggregate more than 90% of the Total Voting Power of the Company (as defined in the Shareholders' Agreement), provided that such securityholders include all securityholders having the right to designate a member or members of the Board of Directors of the Company.

     "SEC" has the meaning set forth in Section 4(b).

     "Series Y Preferred Stock" means the Series Y Convertible Preferred Stock of the Company, par value $.01 per share.

     "Shareholders' Agreement" means the Shareholders' and Warrantholders' Agreement as amended as contemplated by this Agreement as of the Closing Date and in the form attached hereto as Exhibit C.
                                   ---------

     "Shares" means the shares of Series Y Preferred Stock which shall be issued to the Purchasers at the Closing, the respective numbers of which are set forth opposite each Purchaser's name on the applicable signature page hereto.

     "Subsidiary" means any corporation or limited liability company with respect to which a specified Person (or Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Transfer" has the meaning set forth in the Shareholders' Agreement.

     "Unaudited Financial Statements" has the meaning set forth in Section 3(a)(vi).

     "Warrantholders' Agreement" means the Warrantholders' Agreement, dated as of March 12, 1996, between the Company and the other parties thereto, as amended.

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                                       -4-

     SECTION 2.  Subscription for and Purchase of Shares.
                 ---------------------------------------

     (a)  Subscription for Shares; Purchase Price. At the Closing, upon the
          ---------------------------------------
terms and subject to the conditions hereinafter set forth, each Purchaser shall purchase from the Company and the Company shall issue and sell to each Purchaser the number of Shares set forth opposite such Purchaser's name on the applicable signature page hereto for the Purchase Price multiplied by such number of Shares. The maximum aggregate number of Shares to be purchased is 4,642,859 for an aggregate purchase price of $32,500,013.

     (b)  Closing. The closing (the "Closing") of the purchase and sale of the
          -------
Shares contemplated to be issued at the Closing under Section 2(a) shall take place at such times and places as the parties hereto shall mutually agree upon, provided that all of the conditions to Closing set forth in Section 5 shall have been satisfied or waived. At the Closing, (i) the Company shall deliver to each Purchaser certificates representing its portion of the Shares, (ii) the Purchasers, the Company and the other signatories thereto shall execute and deliver the amendment to the Shareholders' Agreement contemplated by this Agreement and the other documents contemplated by Section 5 and (iii) each Purchaser shall deliver the Purchase Price in immediately available funds to the Company with respect to its Shares.

     (c)  Legend. Each certificate representing Shares shall bear substantially
          ------
the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER SOLELY FOR ITS OWN ACCOUNT AND FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION OF ANY SUCH SECURITIES.

     "THE SECURITIES MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (EACH SUCH ACTION, A "TRANSFER") UNLESS (A) SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF THE STOCK SUBSCRIPTION AGREEMENT DATED AS OF DECEMBER 27, 2001 AND THE SHAREHOLDERS' AND WARRANTHOLDERS' AGREEMENT, DATED AS OF SEPTEMBER 17, 1999, AS EACH OF SUCH MAY BE AMENDED, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF U.S.I. HOLDINGS CORPORATION (TOGETHER WITH ITS SUCCESSORS, THE "COMPANY") AND WHICH WILL BE MAILED TO A SECURITYHOLDER WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR FROM SUCH SECURITYHOLDER, (B) EITHER (1) THE TRANSFER IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER (THE "ACT"), OR (2) THE COMPANY SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE

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                                       -5-

     AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND (C) SUCH TRANSFER SHALL BE IN COMPLIANCE WITH ANY APPLICABLE STATE OR FOREIGN SECURITIES OR "BLUE SKY" LAWS.

     "U.S.I. HOLDINGS CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SECURITYHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OR OTHER SECURITIES OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

     (d)  Blue Sky Compliance. The Company shall comply with all state or
          -------------------
foreign securities or "blue sky" laws which might be applicable to the sale of the Shares to the Purchasers hereunder. If, at any time that a holder of Shares seeks to acquire shares of Common Stock upon the conversion of shares, and the issuance of such securities upon conversion may not be lawfully made without the registration or qualification of such Common Stock under any applicable state or foreign securities or "blue sky" laws, the Company shall promptly use its best efforts to effect such registration or qualification, and such action shall not count as a registration under the Shareholders' Agreement.

     SECTION 3.  Representations and Warranties of the Company.
                 ---------------------------------------------

     (a) The Company represents and warrants to the Purchasers that, except as otherwise provided below, as of the date hereof and as of the Closing Date:

          (i)  Organization and Good Standing. Schedule 3(a)(i) sets forth a
               ------------------------------
     list of all of the Company's Subsidiaries, all of which are active, except as set forth on such Schedule. Each of the Company and its Subsidiaries (other than the inactive Subsidiaries set forth on Schedule 3(a)(i)) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries (other than the inactive Subsidiaries set forth on Schedule 3(a)(i) and as otherwise set forth on Schedule 3(a)(i)) is duly qualified or licensed and in good standing as a foreign corporation or limited liability company, and authorized to do business, in each jurisdiction in which the ownership or leasing of its respective properties or the character of its respective operations makes such qualification necessary, except where failure to obtain such qualification, license, authorization or good standing would not individually or in the aggregate reasonably be expected to have a material adverse effect upon the financial condition, business, results of operations or prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). Each of the Company and its Subsidiaries (other than the inactive Subsidiaries set forth on Schedule 3(a)(i)) has all requisite corporate or other power and authority to carry on its respective businesses as presently conducted, except where a lack of such corporate or other power or authority would not reasonably be expected to have a Material Adverse Effect.

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                                       -6-

          (ii)   Charter Documents. Attached as Schedule 3(a)(ii) are copies of
                 -----------------
     the Certificates of Incorporation of the Company and USI Insurance Services Corp., a Delaware corporation ("USIIS"), and copies of the By-laws of the Company and USIIS. Such copies are true, correct and complete and contain all amendments as of the date hereof. No action has been taken to amend or authorize the amendment of the Certificate of Incorporation or By-laws of either the Company or USIIS, except for the filing of the Certificate of Designations and the adoption of the amendment to the By-laws contemplated by this Agreement as of the Closing Date.

          (iii)  Corporate Authorizations. The Company has full corporate power
                 ------------------------
     and authority to execute and deliver the Operative Documents and to perform its obligations under the Operative Documents. The execution and delivery by the Company of the Operative Documents and the performance of its obligations thereunder have been duly and validly authorized by the Board of Directors of the Company or its shareholders, and no other corporate proceedings on the part of the Company are necessary for the execution and delivery of the Operative Documents and the performance of its obligations thereunder.

          (iv)   Enforceability. The Operative Documents constitute the valid,
                 --------------
     binding and enforceable obligations of the Company, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) considerations of public policy by a court of competent jurisdiction.

          (v)    Capitalization. (1) Capital Stock. Schedule 3(a)(v) sets forth
                 --------------
     as of September 30, 2001 with respect to each class of Common Stock (if applicable) and each series of Preferred Stock (A) the number of authorized shares of such class or series, (B) the number of issued and outstanding shares of such class or series, (C) the related liquidation preference and related excess of liquidation preference over the respective original issue price of such series and (D) the number of shares of Common Stock issuable upon conversion of each then outstanding share of such series (including without limitation any shares to be issued on account of any excess of liquidation preference over the original issue price thereof). As of the Closing, the only shares of Series Y Preferred Stock that will be issued and outstanding will be the Shares, provided that Shares issued to Purchasers other than Sovereign Bancorp, Inc. may be issued and outstanding as of the Closing for Sovereign Bancorp, Inc. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and was issued in compliance with valid exemptions from all otherwise applicable federal, state and foreign laws requiring the registration or qualification of the sale or offer of such securities. As of the Closing, the authorized capital stock of the Company consists of 232,000,000 shares, consisting of 87,000,000 shares of preferred stock, 135,000,000 shares of voting common stock and 10,000,000 shares of non-voting common stock.

          (2) Warrants, Options and Other Rights. Set forth on Schedule 3(a)(v) is a summary of all outstanding warrants to acquire shares of capital stock of the Company, set-



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                                       -7-

     ting forth the number and type of shares of capital stock for which such warrants are currently exercisable, the exercise price therefor and the duration thereof. Except as otherwise as set forth in Schedule 3(a)(v), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments or preemptive rights that could require the Company or any Subsidiary to issue, sell or otherwise cause to become outstanding any of its capital stock or any other debt or equity security ("Options"), and there are no outstanding securities convertible into or exchangeable for shares of such capital stock or any other debt or equity security (other than commitments to issue Common Stock or Non-Voting Common Stock upon conversion of outstanding series of preferred stock and commitments to issue Series H preferred stock upon conversion of outstanding Series I non-voting preferred stock, and vice versa). The Company has reserved a sufficient number of shares of authorized and unissued shares to permit the full exercise of all warrants, the conversion in full of all outstanding shares of preferred stock and the exercise, conversion and/or exchange of all of the outstanding Options.

          (3) Stock of Subsidiaries. Except as set forth on Schedule 3(a)(v), all of the issued and outstanding capital stock of each of the Company's Subsidiaries is owned by the Company or its Subsidiaries, in each case free and clear of any Encumbrances or other contractual restrictions on transfer or voting, and all shares of such capital stock are duly and validly issued, fully paid and nonassessable.

          (4) Fair Market Value. The Board of Directors of the Company has determined that the price to be paid for the Shares is equal to the "Fair Market Value" of such securities, as defined in, and for purposes of, each certificate of designations relating to any series of Preferred Stock of the Company.

          (vi)  Financial Statements. Except as set forth on Schedule 3(a)(vi),
                --------------------
     each of (x) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2000 and December 31, 1999 and the audited consolidated statements of operations, cash flows and stockholders' equity of the Company for the twelve month periods ending on such dates (together, the "Audited Financial Statements") and (y) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2001 and the unaudited consolidated statements of operations, cash flows and stockholders' equity of the Company and its Subsidiaries for the nine months ended September 30, 2001 (together, the "Unaudited Financial Statements"), true and correct copies of all of which are attached hereto as Schedule 3(a)(vi), (a) are in accordance with the books and records of the Company, (b) have been prepared in accordance with generally accepted accounting principles consistently applied and (c) present fairly the financial condition of the Company and its Subsidiaries as of the date thereof, provided that, with respect to clause (b), the Unaudited Financial Statements lack footnotes and are subject to changes resulting from customary year-end and purchase accounting adjustments. Except as set forth on Schedule 3(a)(vi), as of the dates reflected in the Audited Financial Statements and the Unaudited Financial Statements, neither the Company nor any Subsidiary had any liability, contingent or otherwise, which was not adequately reflected or reserved against in the Unaudited Financial Statements that could materially and adversely affect the financial condition of the Company or its Subsidiaries.

          (vii)   No Material Adverse Change. Except as set forth on Schedule
                  --------------------------
     3(a)(vii), since December 31, 2000, the business of the Company and its Subsidiaries has been operated in the ordinary course, and there has been no material adverse change in the financial condition, business, results of operations or prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Change"); nor have there been (i) any dividends paid on, or any redemptions of, any shares of capital stock of the Company,
     (ii) incurrence of any indebtedness by the Company or any of its Subsidiaries for (a) borrowed money (including, without limitation, capital leases) in the aggregate in excess of $1,000,000 or (b) notes issued to sellers in connection with Acquisitions except as set forth on Schedule 3(a)(vii) or (iii) incurrence of any material Encumbrance upon any of the assets or properties of the Company.

          (viii)  Conflicting Agreements. Assuming the validity of the
                  ----------------------
     representations given in Section 4 of this Agreement by the Purchasers, the execution and delivery by the Company of the Operative Documents, the consummation by the Company of the transactions contemplated thereby and the performance by the Company of its obligations thereunder do not and will not (a) conflict with or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, administrative or governmental agency or court to which the Company is subject, (b) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company as amended as contemplated by this Agreement as of the Closing Date, (c) (except for the agreements set forth on Schedule 3(a)(viii), as to which requisite consents, waivers or amendments have been or will be obtained or entered into prior or subsequent to the Closing) conflict with, result in a breach of, constitute a default (or an event which, with notice or lapse of time, or both, has the potential of constituting a default) under, give rise to a right of, or result in, the acceleration or termination of, result in the loss of a material benefit under, or require any notice under, (i) any note, bond, agreement, document or instrument relating to any indebtedness or debt of the Company, (ii) any agreement, document or instrument relating to any equity securities of, or interests in, the Company or (iii) any other material agreement, contract, lease, instrument or other arrangement not included in (i) or (ii), in each case, to which the Company or any of its Subsidiaries is a party or to which any of their respective properties or assets are subject, (d) result in the creation or imposition of any material Encumbrance upon any of the assets or properties of the Company, (e) (except for the agreements set forth on Schedule 3(a)(viii), as to which requisite consents, waivers or amendments have been or will be obtained or entered into prior or subsequent to the Closing) result in the triggering of any anti-dilution provisions in any agreement relating to any equity securities of, or interests in, the Company or (f) result in the adjustment or change of the conversion or exercise price or conversion ratio (in each case, except for any effect on a determination of market price of the Company's Common Stock) of any outstanding preferred stock or Options.

          (ix)    No Default or Violation. Except as set forth on Schedule
                  -----------------------
     3(a)(ix), neither the Company nor any of its Subsidiaries is (a) in default under or in violation of or, upon (x) the expiration of any applicable cure period, (y) the receipt of any required notice or (z) the consummation of the transactions contemplated by the Operative Documents, would be in default under or in violation of, any indenture, loan or credit agreement or any other agreement or in-strument to which it is a party or by which it or any of its properties or assets is bound, except such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (b) in violation of any order, judgment, writ, injunction or decree of any court, arbitrator or governmental body, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (x)     Brokers' Fees. The Company has no liability or obligation to
                  -------------
     pay any fees or commissions to any investment banker, broker, finder, agent or advisor in connection with the transactions contemplated by this Agreement.

          (xi)    Tangible Assets. The Company and each of its Subsidiaries own
                  ---------------
     or lease all material buildings, computers, equipment and other tangible assets necessary for the conduct of their respective businesses as presently conducted. To the knowledge of the Company, each such tangible asset is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. The Company has no knowledge of any dispute or claim made by any other person concerning such right, title and interest in such tangible assets. To the extent that any material tangible assets are leased, the leases with respect thereto are valid and enforceable, and the Company and its Subsidiaries that are parties thereto and, to the knowledge of the Company, any other parties thereto are not in default of any material obligations pursuant to such leases.

          (xii)   Legal Compliance. Except as set forth on Schedule 3(a)(xii),
                  ----------------
     the Company and each of its Subsidiaries have complied and are in compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) and of any self-regulatory agencies that regulate the Company and/or its Subsidiaries, except for any non-compliance therewith which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with such laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings or charges which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (xiii)  Licenses and Permits. Except as set forth on Schedule
                  --------------------
     3(a)(xiii), the Company and each of its Subsidiaries hold all material licenses, permits, approvals, certificates of inspection, other authorizations, filings and registrations which are necessary for such entities to operate their businesses as presently conducted (collectively, the "Permits"). The Permits are in good standing, and the Company has no knowledge that any disciplinary proceeding in respect thereof is pending. There is no proceeding pending or, to the knowledge of the Company, threatened or probable of assertion to revoke or limit any such Permit which would reasonably be expected to result in a Material Adverse Effect. None of the transactions contemplated by the Operative Documents will terminate, violate or limit the effectiveness of any such Permit. With respect to renewal of Permits, the Company and its Subsidiaries have taken, in a timely manner, all action known or anticipated to be required to be taken by the Company and its Subsidiaries reasonably necessary to secure the renewal of the Permits prior to the date of their respective expirations. The Company believes that it should be able to secure the renewals of the Permits prior to the date of their respective expirations.

          (xiv)  Litigation; Proceedings. Except as set forth on Schedule
                 -----------------------
     3(a)(xiv), there are no actions, suits, proceedings, investigations or claims (whether or not purportedly on behalf of the Company or any of its Subsidiaries) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or the assets, business or goodwill of the Company or any of its Subsidiaries, in any court or before any arbitrator of any kind or before or by any governmental or regulatory body or agency which could reasonably be expected to have a Material Adverse Effect or adversely affect or question the transactions contemplated by the Operative Documents. Except as set forth on Schedule 3(a)(xiv), there is no outstanding order, writ, injunction or decree of or stipulation with any court, arbitrator or governmental or regulatory body or agency against the Company or any of its Subsidiaries, or the assets, business or goodwill of the Company or any of its Subsidiaries.

          (xv)   Tax Matters.
                 -----------

          (A) All federal, state and local income, and all other material federal, state and local, tax returns and tax reports required as of the date hereof to be filed by the Company or any of its Subsidiaries for taxable periods ending prior to the date hereof and as of the Closing Date, have been or will be duly and timely filed prior to the due date (as such due date may be lawfully extended) by the Company or any of its Subsidiaries, as applicable, with the appropriate governmental agencies, and all such returns and reports are true, correct and complete in all material respects.

          (B) All federal, state and local income, and all material federal, state and local profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes ("Taxes"), payable by, or due from, the Company or any of its Subsidiaries for all periods prior to the date hereof and as of the Closing Date, have been fully paid or adequately reserved for by the Company or any of its Subsidiaries, as applicable, or, with respect to Taxes required to be accrued, the Company has properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice of the Company.

          (C) The federal income tax returns of the Company and its Subsidiaries have not been audited by the Internal Revenue Service ("IRS") for the years ended December 31, 1998, 1999 and 2000, respectively. To the knowledge of the Company, (a) except as set forth on Schedule 3(a)(xv), neither the Company nor any of its Subsidiaries has received any notice of any assessed or proposed claim or deficiency against it in respect of, or of any present dispute between it and any governmental agency concerning, any Taxes which would reasonably be expected to have a Material Adverse Effect, (b) except as set forth on Schedule 3(a)(xv), no examination or audit of any material tax return or report of the Company or any of its Subsidiaries by any applicable taxing authority is currently in progress and (c) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return or report of the Company or any of its Subsidiaries.

          (xvi)   Reservation of Stock. As of the Closing, the Company shall
                  --------------------
     have reserved for issuance a sufficient number of shares of Common Stock to permit the conversion in full of all Shares into Common Stock. Such Common Stock when issued upon such conversion will be duly authorized, fully paid and nonassessable.

          (xvii)  Transactions with Affiliates. Except as set forth on Schedule
                  ----------------------------
     3(a)(xvii), there are no agreements or understandings relating to the provision of services or the investment of equity, and there are no loans, advances or commitments to make loans or advances, between the Company or any of its Subsidiaries, on the one hand, and the directors or officers of the Company or any Affiliate (excluding Subsidiaries) of the Company, on the other hand.

          (xviii) Status of Shares. The Shares, upon issuance by the Company
                  ----------------
     following receipt of the consideration provided for herein and satisfaction of the other conditions set forth herein, will be duly authorized, fully paid and nonassessable. Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, directly or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Shares in a manner that would require the registration under the Act of the Shares or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Purchasers in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchasers in the manner contemplated by this Agreement to register any of the Shares under the Act.

          (xix)   Employee Benefits.
                  -----------------

           (a) All of the Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) have been administered and maintained to date in compliance with the provisions of ERISA and the Code, where required, and all other applicable laws, rules and regulations, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. A favorable determination as to the qualification under the Code of each of the Benefit Plans intended to be so qualified, and each amendment thereto (where required by law), has been made by the IRS or application for such determination has been made with respect thereto. No act or omission has occurred that would reasonably be expected to cause the loss of qualified status for any Benefit Plan intended to be qualified.

           (b) No Benefit Plan which constitutes an "employee welfare benefit plan," as defined in Section 3(l) of ERISA ("Welfare Benefit Plan"), is funded by means of a VEBA or is otherwise subject to the funding rules of Sections 419 and 419A of the Code. Each Welfare Benefit Plan is in compliance in all material respects with the group health plan continuation coverage (COBRA) requirements of Section 4980B of the Code to the extent such Section is applicable to any such Welfare Benefit Plan. No Welfare Benefit Plan provides medical or other welfare benefits to retired or former employees of the Company or any of its Subsidiar-ies (other than COBRA continuation coverage, where applicable). Except as set forth on Schedule 3(a)(xix) and except for agreements with producers pursuant to which such producers are paid on their retained book of business for periods following separation of service and Benefit Plans intended to be qualified under Section 401(a) of the Code, neither the Company nor any of its Subsidiaries has made, or has any program or policy providing for, any promise or offer with respect to post-retirement benefits, either directly or indirectly, to any of its current or former employees.

          (c) To the knowledge of the Company, no plan fiduciary of any Benefit Plan has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 407 or 408 of ERISA or Section 4975(d) of the Code which violation or "prohibited transaction" would reasonably be expected to cause a Material Adverse Effect. No litigation concerning any such plan is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, is there outstanding any complaint to the United States Department of Labor concerning any such plan.

          (d) No other entity which is a member of the same controlled group of organizations (within the meaning of Section 414(b), (c) or (m) of the Code) as the Company maintains, contributes to or is obligated to contribute to any plan that is subject to Title IV of ERISA or Section 412 of the Code or that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

          (e) All Benefit Plans, related trust agreements or annuity contracts (or any other funding instruments) are legally valid and binding and in full force and effect, and there are no material defaults thereunder. None of the rights of the Company or its Subsidiaries thereunder will be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of the Company and its Subsidiaries thereunder will be enforceable by the Company and its Subsidiaries after the Closing without the consent or agreement of any other party. The Company and each of its Subsidiaries have the right to amend and terminate any of their Benefit Plans, subject to the requirements of ERISA and the Code.

          (f) All contributions and premium payments required with respect to the Benefit Plans have been made when due, and the Company intends to make such contributions and premium payments in accordance with its ordinary course of business.

          (g) Other than EBITDA-based and revenue-based bonuses and the preferred incentive shares for management purchased under various stock subscription agreements, Schedule 3(a)(xix) lists or refers to each deferred compensation plan, bonus plan, stock option plan, "phantom" stock plan and employee stock purchase plan of the Company and its Subsidiaries and includes a description of all other employee benefit plans, agreements, arrangements or commitments of the Company and its Subsidiaries.

          (h) Schedule 3(a)(xix) sets forth the amounts currently projected by the Company to be payable in respect of "growth-based bonuses" for the next five fiscal years. Such pro-jections constitute the Company's best estimate of the information purported to be shown therein, and the Company is not aware of any fact or information that would lead it to believe that such projections are incorrect or misleading in any material respect.

          (xx)    Consents and Approvals; No Violation. Except as set forth on
                  ------------------------------------
     Schedule 3(a)(xx), there is no requirement applicable to the Company or any of its Subsidiaries to make any filing with, or to obtain any permit, authorization, consent or approval of, any government or regulatory authority or any other Person in connection with the execution and delivery by the Company of the Operative Documents and the performance by the Company of the transactions contemplated thereby.

          (xxi)   Intellectual Property. The Company owns or has the right to
                  ---------------------
     use pursuant to license, sublicense, agreement or permission all material trademarks, patents, copyrights, trade names, service marks, software and know-how ("Intellectual Property") necessary for the operation of its businesses as presently conducted. To the knowledge of the Company, the Company has not interfered with or otherwise come into conflict with any material Intellectual Property rights of third parties, nor has any third party interfered with, infringed upon, misappropriated or otherwise come into conflict with any material Intellectual Property rights of the Company. There is no existing claim or, to the knowledge of the Company, any basis for any claim against the Company (a) that any of its operations, activities or products infringe the Intellectual Property or other property rights of others or (b) that the Company is wrongfully or otherwise using the property rights of others, which would or could reasonably be expected to have a Material Adverse Effect.

          (xxii)  Subsidiaries and Investments. Except as set forth on Schedule
                  ----------------------------
     3(a)(xxii), neither the Company nor any of its Subsidiaries owns or maintains, directly or indirectly, more than 1% of the capital stock of any company subject to the reporting requirements of Section 13(a) or 15(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity.

          (xxiii) Title to Assets; Related Matters. The Company and its
                  --------------------------------
     Subsidiaries have good and marketable title to all of their respective material assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, including, without limitation, capital leases and leasehold interests and all of the assets in the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2001 (collectively, the "Assets"), except those transferred in the ordinary course of business since September 30, 2001, free and clear of all Encumbrances, except those specified or referred to on Schedule 3(a)(xxiii) and liens for purchase money financing for furniture and equipment and taxes not yet due and payable.

          (xxiv)  Possession. The material tangible assets included within the
                  ----------
     Assets are in the possession or control of the Company or one of its Subsidiaries, and no other Person or entity has a right to possession, except as specified or referred to in Schedule 3(a)(xxiv), or present claims of possession of all or any part of such Assets, except the rights of lessors of leased equipment and leased premises under their respective contracts and leases.

          (xxv)    No Undisclosed Liabilities. Neither the Company nor any of
                   --------------------------
     its Subsidiaries has any material liabilities or obligations of any nature, known, fixed or contingent, matured or unmatured, other than those (a) reflected in the Audited Financial Statements, (b) incurred in the ordinary course of business since the date of the Audited Financial Statements which could not reasonably be expected to have a Material Adverse Effect or (c) disclosed specifically on Schedule 3(a)(xxv).

          (xxvi)   Disclosures. No representation or warranty by the Company
                   -----------
     contained in this Agreement (including the Schedules hereto) and no information contained in any document provided to the Purchasers or to any securityholders of the Company in connection with the transactions contemplated by the Operative Documents by or on behalf of the Company (except for industry data and other statements specifically attributed to third party sources and except as any particular document may have been amended or supplemented on or prior to the date hereof), taken as a whole, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make such representation or warranty or such statement not materially misleading. The financial projections relating to the Company or any of its Subsidiaries delivered to the Purchasers constitute the Company's best estimate of the information purported to be shown therein, and the Company is not aware of any fact or information that would lead it to believe that such projections are incorrect or misleading in any material respect.

          (xxvii)  Books and Records. The books and records of the Company,
                   -----------------
     including, without limitation, any stock and minute books (where applicable), are complete and correct in all material respects. No action has been taken which requires the approval of the Board of Directors or the stockholders of the Company which is not accurately reflected in the Company's minute books.

          (xxviii) No Senior Securities. Except as disclosed on Schedule
                   --------------------
     3(a)(xxviii), the Company has no securities outstanding senior in right of payment, voting or conversion or senior with respect to any other right to the Series Y Preferred Stock (other than by virtue of a differential in the purchase price therefor and rights (including conversion rights) in respect of accumulated dividends thereon).

          (xxix)   Material Agreements. Other than as set forth in this
                   -------------------
     Agreement and except as described on Schedule 3(a)(xxix), there are no other material agreements of the Company and its Subsidiaries (except with respect to agreements in the ordinary course of the insurance brokerage or financial services businesses and office leases), including, without limitation, (a) contracts, agreements or arrangements for Acquisitions, (b) contracts, agreements or arrangements regarding debt or equity of the Company, (c) contracts, agreements and arrangements which individually require both a total future payment or payments or liability in excess of $2,000,000 and a total current annual payment or payments or liability in excess of $500,000 to or by the Company, (d) agreements pursuant to which the Company and/or its

     Subsidiaries offers, markets or sells products of any insurance company and
     (e) contracts that grant exclusive dealing arrangements or which, in any manner, restrict the Company's or its Subsidiaries' operations or business.

          (xxx)     Executive Compensation. Set forth on Schedule 3(a)(xxx) is a
                    ----------------------
     list of employees of the Company and its Subsidiaries who are entitled to receive salary or other guaranteed compensation equal to or in excess of $300,000 per year pursuant to the employment agreements identified on such Schedule.

          (xxxi)    Registration Rights. After giving effect to the transactions
                    -------------------
     contemplated hereby, other than the Shareholders' Agreement and except as otherwise set forth on Schedule 3(a)(xxxi), the Company is not party to any agreement with respect to its securities granting any registration rights to any Person.

          (xxxii)   Securities. Schedule 3(a)(xxxii) lists all the Persons as of
                    ----------
     the date hereof who own debt or equity securities of the Company or any Subsidiary (and the amounts and percentages of total voting power (on a fully diluted, as-converted basis) so owned), and identifies each such Person as a "Management Investor" or "Non-Management Investor" (each, as defined in the Shareholders' Agreement) after giving effect to the Closing under this Agreement.

          (xxxiii)  Real Property. Neither the Company nor any of its
                    -------------
     Subsidiaries owns any material real property.

          (xxxiv)   Employee Restrictive Covenants. (a) All persons (including
                    ------------------------------
     executive officers) who have sold stock or assets to the Company or any of its Subsidiaries and who, as a result thereof, have become employees of the Company or of any of its Subsidiaries have entered into employment agreements restricting their ability to solicit the clients sold in connection with such Acquisition; and (b) all executive officers of the Company (including those described in clause (a) above) have (or will at the Closing have) entered into agreements restricting the use of confidential information with respect to the Company upon the termination of employment of such executive officer.

          (xxxv)    Restrictive Agreements. After giving effect to the
                    ----------------------
     transactions contemplated hereby and thereby, other than as set forth in the Shareholders' Agreement and applicable transfer restrictions to ensure compliance with applicable securities laws, except as set forth on Schedule 3(a)(xxxv) and except for obligations to repurchase securities from employees upon termination of employment, neither the Company nor, to the knowledge of the Company, any stockholder will be a party to any agreement
     (i) restricting the free disposition or voting of any shares of the issued and outstanding stock of the Company or (ii) requiring the Company to re purchase any outstanding securities under any condition, including, without limitation, any agreement granting rights of first refusal, co-sale or similar rights.

          (xxxvi)   HSR Compliance. Sale of the Shares in accordance with the
                    --------------
     terms hereof to the Purchasers will not cause the Purchasers to fail to be in compliance with the HSR Act.

         (b) Any representation or warranty which is stated to be based on "the knowledge of the Company" or similar words means that none of Bernard Mizel, Chairman of the Board of Directors and Chief Executive Officer of the Company, David L. Eslick, President and Chief Operating Officer of the Company, Edward Bowler, Senior Vice President and Chief Financial Officer of the Company, or Ernest J. Newborn, II, Senior Vice President, General Counsel and Secretary of the Company has, or after due inquiry would be reasonably likely to have, any knowledge of facts to the contrary.

         SECTION 4.  Representations and Warranties and Other Agreements of the
                     ----------------------------------------------------------
     Purchasers.
     ----------

         (a) Representations and Warranties. Each Purchaser represents and
             ------------------------------
     warrants with respect to itself and its Shares that:

             (i) It is acquiring such Shares for investment for its own account and not as an agent or nominee for any other Person.

             (ii) It will not Transfer any of the Shares unless (A) such Transfer complies with the provisions of this Agreement and the Shareholders' Agreement, (B) either (1) the Transfer is pursuant to an effective registration statement under the Act or pursuant to Rule 144A under the Act, or (2) the Purchaser shall have furnished the Company with an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Act, and (C) such Transfer shall be in compliance with any applicable state or foreign securities or "blue sky" laws, subject, nevertheless, to any requirement of law that the disposition of its property shall be at all times within its control.

             (iii) It has been advised by the Company that: (A) neither the offer nor sale of any Shares has been registered under the Act or any state or foreign securities or "blue sky" laws; (B) the Shares are characterized as a "restricted security" under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that the Shares must be held indefinitely and it must continue to bear the economic risk of the investment in the Shares unless the offer and sale of the Shares is subsequently registered under the Act or an exemption from such registration is available and all applicable state or foreign securities or "blue sky" laws are complied with; (C) it is not anticipated that there will be any public market for the Shares in the foreseeable future; (D) Rule 144 promulgated under the Act is not presently available with respect to the offers or sales of any securities of the Company, and the Company has made no covenant to make such Rule available nor has it made any covenants with respect to other rules by which offers or sales may be made; (E) when and if the Shares may be disposed of without registration under the Act in reliance on Rule 144, such disposition may be made only in limited amounts in accordance with the terms and conditions of such Rule; (F) if the Rule 144 exemption is not available, public offer or sale of any Shares without registration will require the availability of another exemption under the Act or the rules and regulations promulgated thereunder; (G) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Shares; and (H) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent.

             (iv) It either (A) is an "accredited investor" as defined in the Act or (B) has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits, risks and consequences of an investment in the Shares and is able to bear the economic risk of loss of such investment.

             (v) It has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning an investment in the Shares and the merits and risks of investing in the Shares and (B) access to information about the Company and the Company's financial condition, business, results of operations and prospects sufficient to enable it to evaluate its investment in the Shares.

             (vi) It has duly and validly executed and delivered this Agreement.

             (vii) The execution, delivery and performance by it of this Agreement and the acceptance of the Shares upon payment therefor do not and will not (a) constitute or result in a breach of or default (or an event which, with notice or lapse of time, or both, has the potential of constituting a default) under any material agreement to which it is a party or the Purchaser's organizational documents, (b) violate any law binding upon it (except as to the HSR Act as to which the Purchaser makes no representation) or (c) require the consent of any third party (other than those, if any, required by the HSR Act).

             (viii) It understands that an investment in the Shares is speculative and involves a high degree of risk and that the achievement of the financial results shown in any projections provided to it is subject to numerous contingencies, many of which are not within the Company's control. The Company has prepared the projections in good faith and believes that the assumptions underlying the projections are reasonable; however, there can be no assurance that the results shown in the projections can be realized and, except to the extent expressly stated in Section 3(a)(xxvi), neither the Company nor any person acting on its behalf assume any responsibility for the accuracy or adequacy of such projections.

         (b) Disposition. If any of the Shares is to be disposed of by a
             -----------
Purchaser in accordance with Rule 144 under the Act or otherwise, such Purchaser shall promptly notify the Company of such intended disposition and shall deliver to the Company, at or prior to the time of such disposition, such documentation as the Company may reasonably request in connection with such disposition and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission (the "SEC").

         (c) Source of Funds. Each Purchaser severally represents that at least
             ---------------
one of the following statements concerning each source of funds to be used to purchase Shares (respectively, the "Source") is accurate:

          (1) the Source is not an "employee benefit plan" as defined in Section 3(3) of ERISA (an "employee benefit plan") that is subject to Title I of ERISA or a "plan" as defined in Section 4975(e) of the Code;

          (2) the Source is an "insurance company general account" (as such term is defined under Section V of Prohibited Transaction Class Exemption 95-60), there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or by an "affiliate" (as such term is defined under Section V of Prohibited Transaction Class Exemption 95-60) or by the same employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceed 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the state of domicile of the insurer, and the conditions of Sections IV(b) and (c) of Prohibited Transaction Class Exemption 95-60 are satisfied;

          (3) the Source is an insurance company pooled separate account, and either (i) no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account, and such Purchaser agrees to satisfy the conditions of Sections III(b) and (c) of Prohibited Transaction Class Exemption 90-1, or (ii) such separate account is maintained solely in connection with the fixed contractual obligations of such Purchaser under which the amounts payable or credited to the employee benefit plan and to any participant or beneficiary (including any annuitant) of the employee benefit plan are not affected in any manner by the investment performance of the separate account;

          (4) the Source is a bank collective investment fund, within the meaning of the Prohibited Transaction Class Exemption 91-38, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such collective investment fund and such Purchaser agrees to satisfy the conditions of Sections III(b) and (c) of Prohibited Transaction Class Exemption 91-38;

          (5) the Source is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of Prohibited Transaction Class Exemption 84-14 (the "QPAM Exemption")), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company, and
     (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing;

             (6) the purchase is made on behalf of an employee benefit plan by an in-house asset manager and the conditions of Prohibited Transaction Class Exemption 96-23 are satisfied; or

             (7) the Source is a governmental plan (as defined in Section 3(32) of ERISA).

         (d) Purchaser Is Independent. Each Purchaser represents that it has
             ------------------------
made an investment decision with respect to the Shares independent of any investment decision made by any other Purchaser with respect to the purchase of Shares sold pursuant to this Agreement, except to the extent the signing by the other Purchasers of the Shareholders' Agreement are conditions of the Closing hereunder. Except for this Agreement and the Shareholders' Agreement, there are no other agreements or understandings between the Purchaser and any other Purchaser with respect to the conduct of the affairs of the Company and its Subsidiaries.

         (e) Waiver of Preemptive Rights. The Certificate of Designations grants
             ---------------------------
preemptive rights ("Preemptive Rights") to holders of Shares with respect to certain additional equity issuances by the Company. Each Purchaser hereby irrevocably and unconditionally waives the requirement under the Certificate of Designations that the Company give effect to such Preemptive Rights solely with respect to any sale of up to approximately $2.5 million of Series Y Preferred Stock that occurs as of or prior to January 31, 2002.

         SECTION 5.    Conditions Precedent to Closing.
                       -------------------------------

         (a) Conditions to the Company's Obligation. The Company's obligation to
             --------------------------------------
issue the Shares hereunder is subject to the performance by each Purchaser at or prior to the Closing hereof of all of the agreements of each such Purchaser contemplated to be performed hereunder at or prior to the Closing and to the satisfaction of the further condition that the representations and warranties of the Purchasers contained in Section 4 hereof shall be true and correct as of the Closing, or to the waiver of such performance or satisfaction.

         (b) Conditions to Each Purchaser's Obligations. The obligations of each
             ------------------------------------------
Purchaser to purchase the Shares and to execute and deliver the amendment to the Shareholders' Agreement contemplated by this Agreement are subject to satisfaction of the following conditions:

             (i) the Purchasers shall have received opinions, addressed to them and dated as of the Closing, from Cahill Gordon & Reindel and Ernest J. Newborn, II, Esq., General Counsel of the Company, addressing the matters set forth in Exhibits D-1 and D-2 attached hereto;

             (ii) (A) the representations and warranties of the Company contained in Section 3 shall be true and correct in all respects, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing and (B) there shall have been no Material Adverse Change;

             (iii) the Company shall have complied in all material respects with all agreements hereunder required to be performed by it at or prior to the Closing;

             (iv) the Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware;

             (v) (A) the By-laws and (B) the Shareholders' Agreement each shall have been amended as contemplated by this Agreement by all necessary corporate action on the part of the Company and the Shareholders;

             (vi) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by any Operative Document or (B) affect adversely the Company's right to own its assets and to operate its business; and no such injunction, judgment, order, decree, ruling or charge shall be in effect;

             (vii) the Company shall have delivered to the Purchasers a certificate, dated as of the Closing, signed on behalf of the Company by the Chairman of the Board of Directors and Chief Executive Officer of the Company and by the President and Chief Operating Officer of the Company to the effect that, to their knowledge, (A) the representations and warranties of the Company contained in Section 3 are true and correct in all respects, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse effect, on and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing and (B) each of the other conditions specified in (ii)-(vi) above and (xiii)-(xiv) below has been satisfied;

             (viii) the Purchasers shall have received a certificate, dated as of the Closing, signed by the Secretary or an Assistant Secretary of the Company and certifying that attached thereto is a true, correct and complete copy of (A) the Company's By-laws and (B) resolutions duly adopted by the Executive Committee of the Board of Directors of the Company authorizing the execution and delivery of the Operative Documents;

             (ix) the Purchasers shall have received certificates (or copies thereof) dated as of a recent date from the Secretary of State of the State of Delaware to the effect that the Company is duly incorporated and in good standing in such state, stating that the Company owes no franchise taxes in such state and listing all documents of the Company on file with said Secretary of State;

             (x) the Purchasers shall have received a copy of the Company's Certificate of Incorporation, including all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware;

             (xi) the Purchasers shall have received evidence, reasonably satisfactory to the Purchasers, of the authority and incumbency of the persons acting on behalf of the Company in connection with the execution of any document delivered in connection with this Agreement;

             (xii) the Purchasers shall have received the Audited Financial Statements and the Unaudited Financial Statements;

             (xiii) (A) the amendment to the Shareholders' Agreement contemplated by this Agreement and, to the extent necessary, all of the transactions contemplated thereby shall have been approved by the Requisite Securityholders and (B) each other Operative Document and all of the transactions contemplated thereby shall have been approved by the requisite number of holders of shares of capital stock or other equity securities of the Company; and

             (xiv) the existing securityholders of the Company shall have waived any preemptive rights such securityholders may have to acquire Series Y Preferred Stock to the extent necessary to permit the Purchasers collectively to purchase at least $32,500,013 of Shares.

         (c) Conditions to Obligations of the Parties. The obligations of all
             ----------------------------------------
parties to this Agreement are subject to satisfaction of the additional conditions that:

             (i) the amendment to the Shareholders' Agreement contemplated by this Agreement shall be executed and delivered by the Company and the other parties thereto concurrently with the Closing;

             (ii) the Company shall have received each of the governmental, third party, shareholder and other consents, approvals and waivers and entered into the amendments, in each case as set forth on Schedule 3(a)(viii) and Schedule 3(a)(ix);

             (iii) the membership of the Board of Directors of the Company and the Executive Committee shall be as set forth in the Shareholders' Agreement as amended as contemplated to this Agreement; and

             (iv) there shall not be any law, rule or regulation that would prohibit the execution, delivery and performance of the Operative Documents.

         SECTION 6.  Covenants.
                     ---------

         (a) Financial Information. The Company will keep true books of records
             ---------------------
and accounts in which full and correct entries will be made of all of its business transactions and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles. Prior to the time when any securities of the Company are registered under the Exchange Act, the Company will furnish to the Purchasers quarterly unaudited financial statements with respect to each of the first three fiscal quarters of each fiscal year within 60 days of the end of each such quarter certified by the Company's chief operating officer, and audited financial statements with respect to each fiscal year within 120 days of the end of each such fiscal year together with the report thereon of an independent firm of public accountants of national reputation. At such times as the financial statements are furnished pursuant to this Section, the Company shall also furnish a certificate or certificates of one or more officers of the Company stating that, to the knowledge of the officer delivering such certificate, there is nothing that would cause such officer to believe any condition exists which would constitute a violation of any of the then applicable covenants contained herein or in any of the other Operative Documents; provided that if such a violation exists, such certificate shall specify the nature and period of existence of such violation.

         (b) Exchange Act Reports. If the Company shall, at any time, file a
             --------------------
registration statement with respect to Common Stock and/or Preferred Stock pursuant to the requirements of Section 12 of the Exchange Act, or a registration statement with respect to Common Stock and/or Preferred Stock pursuant to the requirements of the Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Purchasers to sell shares of Preferred Stock or the Common Stock into which it is convertible, subject to the terms of the Shareholders' Agreement, without registration under the Act within the limitation of the exemption provided by Rule 144 under the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. The Company shall provide the Purchasers with 30 days written notice prior to its initial filing under the Exchange Act.

         (c) Compliance with Rule 144 and Rule 144A Information. For so long as
             --------------------------------------------------
any of the Shares remain outstanding, the Company will make available at its expense, upon request, to any Purchaser and any prospective purchaser of the Shares, the information specified in Rule 144(A)(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act. At the written request of a holder of Shares who proposes to sell any of such Shares in compliance with Rule 144, the Company shall furnish to such holder, within ten business days after receipt of such request, a written statement as to whether or not the Company is in compliance with the filing requirements of the Exchange Act, or otherwise has publicly available information, as set forth in Rule 144(c).

         (d) Certain Amendments. The Company shall not at any time, without the
             ------------------
prior written consent of holders of a majority of the voting power represented by the Shares then outstanding, voting as a class, amend its certificate of incorporation (except for the filing of the Certificate of Designations) or By-laws (except as amended as contemplated by this Agreement and as the By-laws may be amended from time to time in accordance with this provision) in a manner which would adversely affect the rights of the Purchasers.

         (e) Use of Proceeds. The proceeds from the sale of the Shares and
             ---------------
certain other funds will be used by the Company as set forth on Schedule 6(e). Pending such uses, proceeds will be invested in high-quality short-term investments customarily utilized for cash management purposes.

         (f) Inspections and Other Information. The Company will permit officers
             ---------------------------------
and designated representatives of the Purchasers to visit and inspect any of its properties or assets in whosoever's possession, and to examine its books of account and discuss its affairs, finances and accounts with, and be advised as to the same by, its officers and independent accountants (in the presence of such officers), all upon reasonable notice and at such reasonable times (during normal business hours) and intervals and to such reasonable extent as the Purchasers may reasonably request. The Company will provide to the Purchasers such other information and data with respect to the Company as from time to time may be reasonably requested by the Purchasers.

         (g) Compliance with Laws. The Company will comply, and cause each of
             --------------------
its Subsidiaries to comply, in all respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, insurance, securities and environmental laws, ordinances, rules and regulations) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or except where any noncompliance therewith, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         (h) Dividends, Distributions and Repurchases. Neither the Company nor
             ----------------------------------------
its Subsidiaries will, without the prior written consent of the holders of at least a majority of the voting power represented by the Shares Stock then outstanding, voting as a class, declare any dividends, make any distributions or redeem or otherwise repurchase for value its Capital Stock (as defined in the Shareholders' Agreement) or the capital stock of its Subsidiaries except for (i) repurchases for the purpose of recapitalizing the Company or any of its Subsidiaries in which the shares of all equity holders of the recapitalized entity are repurchased on a pro rata basis, (ii) repurchases of stock owned by employees of the Company or its Subsidiaries, (iii) dividends or distributions to another Subsidiary, the Company or pro rata. dividends to an owner of capital stock of a Subsidiary not prohibited under Section 6(i), (iv) installment payments of redemption notes issued by Subsidiaries of the Company in connection with the acquisition of such Subsidiaries by the Company and (v) repurchases of capital stock or warrants by the Company pursuant to Section 2.1(c) of the Shareholders' Agreement or Section I of the Warrantholders' Agreement.

         (i) Issuance of Stock by Subsidiaries. The Company will not permit any
             ---------------------------------
Subsidiary to, without the prior written consent of the holders of at least a majority of the voting power represented by the Shares then outstanding, voting as a class, issue any shares of its capital stock except to the Company, another Subsidiary or to shareholders, officers or employees of a business purchased in an Acquisition; provided that any such issuance in connection with an Acquisition shall (i) be approved by the Executive Committee in accordance with the By-laws of the Company and the Shareholders' Agreement, (ii) be required by the documents governing such Acquisition and (iii) be effected concurrent with, or within 30 days of, the closing of such Acquisition.

         (j) Retention of Accountants. The Company will continue to retain an
             ------------------------
independent accountant of nationally recognized standing.

         (k) Payment of Taxes. The Company will pay and discharge, and will
             ----------------
cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any of its Subsidiaries or cause a failure or forfeiture of title thereto; provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings timely instituted and diligently conducted if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

         (l) Maintenance of Corporate Existence. The Company will do, and will
             ----------------------------------
cause each Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, rights and authority, except, in the case of a Subsidiary, where such failure to keep in full force and effect such rights and authority would not have a Material Adverse Effect.

         (m) Publicity. The Company shall not issue any press release or press
             ---------
statements concerning the transactions contemplated hereby or by the Shareholders' Agreement or using the name of any Purchaser or any of its Affiliates without (i) prior consultation with an opportunity to review by such Purchaser and (ii) such Purchaser's prior written consent.

         (n) Action by Consent. The Company shall not take any action without a
             -----------------
meeting of shareholders by means of consent in writing pursuant to Article II,
Section 4 of the By-laws of the Company (or any successor provision) unless two business days' prior written notice of such action has been provided to each holder of shares of Series Y Preferred Stock, Series W Preferred Stock, Series O Preferred Stock or Series R Preferred Stock.

         (o) Delivery of Notice. The Company will ensure that all notices to be
             ------------------
delivered hereunder to any Purchaser shall be effected by facsimile transmission or overnight courier, and shall not treat any such notice as having been received until confirmation of completed facsimile transmission or receipt from an overnight courier is received by the Company.

         (p) Shareholders' Agreement. The Company shall do all things necessary
             -----------------------
within its control to cause any person or entity acquiring shares of capital stock of the Company or rights, options, warrants or other securities convertible into or exercisable or exchangeable for shares of capital stock of the Company at any time after the Closing to become party to the Shareholders' Agreement. In addition, the Company agrees that it will not issue, or agree or commit to issue, any capital stock that is not either "Common Stock" or "Preferred Stock," as such terms are defined in the Shareholders' Agreement as in existence immediately following the Closing.

         (q) Stamp Tax and Delivery Costs. The Company will pay all federal and
             ----------------------------
state stamp and other transfer taxes and similar transfer charges, if any, which may be payable in respect of (i) the sale and issuance of the Shares hereunder and (ii) the issuance of the Common Stock issuable upon conversion of the Shares, and will save each holder of the Shares harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or similar transfer charge. The Company will pay all reasonable costs of delivery to any holder of the Common Stock acquired upon conversion of the Series Y Preferred Stock.

         (r) Lost Securities. Upon receipt by the Company of evidence
             ---------------
satisfactory to it of the loss, theft, destruction or mutilation of any certificate representing Series Y Preferred Stock or Common Stock issued upon conversion thereof and (in the case of loss, theft or destruction) receipt of satisfactory indemnity or (in the case of mutilation) surrender and cancellation of the mutilated certificate, the Company will make, and deliver, in lieu of such certificate, a new certificate of like tenor.

         (s) Conversion of Shares. Notwithstanding the provisions set forth in
             --------------------
the Certificate of Designations, the Company will not convert into Common Stock any Shares in any jurisdiction in which such conversion or issuance would be unlawful or in which the Company would be required to consent to the service of process under the laws of such jurisdiction; provided, however, that the

Company shall take such action as may reasonably be requested by any Purchaser in any jurisdiction to register or qualify (or seek an exemption therefrom) the conversion of the Shares; provided, further, that nothing in this Section 6(s) shall limit the Company's obligation under Section 2(d) hereof.

         (t) Preemptive Rights. Except as otherwise provided in Section 4(e) of
             -----------------
this Agreement, the Company will give effect to the preemptive rights for the time and according to the terms as set forth in the Certificate of Designations and the certificates of designations of the Series O Preferred Stock, the Series R Preferred Stock and the Series T Preferred Stock, respectively, in each case as in effect as of the Closing, with respect to the shares of Preferred Stock governed by such certificates of designations and any shares of Common Stock issuable upon conversion of such Preferred Stock, whether or not any such shares of Preferred Stock are then outstanding, subject to the waivers of such preemptive rights with respect to the sale of the Shares to the Purchasers as more particularly described in Section 5(b)(xvi) hereof.

         (u) Information. The Company will furnish concurrently to each holder
             -----------
of Series Y Securities copies of all information, documents and reports furnished pursuant to Sections 6.1(a), 6.1(b), 6.1(c), 6.1 (e), 6.2, 6.7(a) and 6.7(b) of the Credit Facility to the parties thereto.

         (v) Reservation of Stock. The Company covenants and agrees that it will
             --------------------
at all times cause to be reserved and kept available out of its authorized and unissued shares of capital stock such number of Shares and Common Stock as will be sufficient to permit the conversion of all the Shares into Common Stock in accordance with the Certificate of Designations. The Company covenants and agrees that it will take all actions necessary to ensure that all shares of Common Stock issuable upon conversion of the Shares shall be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive rights and free of any lien created by, or arising out of actions of, the Company or any of its Subsidiaries.

         SECTION 7.  Indemnification; Survival.
                     -------------------------

         (a) Indemnification Generally. The Company agrees to indemnify, defend
             -------------------------
and hold harmless each of the Purchasers, their respective Subsidiaries and Affiliates, and their respective officers, directors, employees, agents and controlling persons (each, a "Purchaser Indemnified Person") from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, reasonable attorneys' fees and disbursements), costs, judgments or amounts paid in settlement of actions (i) arising out of or resulting from the untruth of any representation herein or in any certificate delivered hereunder (including, without limitation, pursuant to Section 5(b)) or the breach of any warranty or covenant herein or in any certificate delivered hereunder (including, without limitation, pursuant to Section 5(b)) or the default or breach of any of the Company's undertakings or covenants under any of the other Operative Documents, (ii) arising out of or relating to any claim by a third party against a Purchaser Indemnified Person based on or arising out of (x) any representation or warranty of the Company that was untrue when made or any breached covenant of the Company or (y) the use by the Company of the proceeds of the sale of the Shares or (iii) by virtue of the Purchasers' (and their respective Affiliates') investments in the Company (other than losses relating strictly to market risk). Each Purchaser agrees to indemnify, defend and hold harmless the Company, its Subsidiaries and their respective officers, directors, employees, agents and controlling persons (each, a "Company

Indemnified Person") from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, reasonable attorneys' fees and disbursements), costs, judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of such Purchaser herein or the breach of any warranty or covenant of such Purchaser herein or relating to any claim by a third party against a Company Indemnified Person based on or arising out of any action or any representation or warranty of such Purchaser that was untrue when made or any breached covenant of such Purchaser. In no event shall the indemnification obligations of any Purchaser exceed the aggregate Purchase Price of the Shares purchased by such Purchaser pursuant to this Agreement. Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made herein by the Purchaser shall in any manner be deemed to constitute a waiver of any rights granted to it under the Act or state securities laws.

     (b)  Indemnification Proceedings in Respect of Third Party Claims. The
          ------------------------------------------------------------
provisions of this Section 7(b) shall apply to claims for indemnification pursuant to Section 7(a) based on the assertion of any claim by a third party against an Indemnified Party (as hereinafter defined). Promptly after receipt by any party entitled to indemnification pursuant to the provisions of Section 7(a) (each, an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the party hereto which is obligated for indemnification in respect of such action pursuant to the provisions of Section 7(a) (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement thereof; provided, however, that the omission so to notify the Indemnifying Party shall not relieve it from any liability that it may have to any Indemnified Party except to the extent that the Indemnifying Party has been materially prejudiced by such omission. In case any such action shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the employment of separate counsel has been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party has failed to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party within a reasonable time after commencement of such action or (iii) the named parties to any such action (including any impleaded parties) include an Indemnified and an Indemnifying Party, and the Indemnified Party has been advised in writing by separate counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Party), it being understood that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one firm of attorneys (in addition to any local counsel) for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party, and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of satisfactory invoices. The Indemnifying Party or the Indemnified Party, as the case may be, shall in any event have the right to participate at its own expense in the defense of any third party claim which the other is defending. No Indemnifying Party shall, without the prior written consent of each Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding, (ii) does not involve equitable or other nonmonetary damages and (iii) would not, in the reasonable judgment of the Indemnified Party, have a material adverse effect on the business of the Indemnified Party.

     (c)  Survival. The representations and warranties of the parties set forth
          --------
in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

     SECTION 8.  Notification of Changes. Each Purchaser shall notify the
                 -----------------------
Company upon the occurrence of any event prior to Closing which would cause any representation or warranty of such Purchaser contained in this Agreement to be false or incorrect.

     SECTION 9.  Termination of Agreement. (a) This Agreement shall terminate
                 ------------------------
upon the mutual written consent of the parties, and (b) the Purchasers shall have the right to terminate this Agreement, upon written notice to the Company, at any time after January 31, 2002 in the event the Closing shall not have occurred.

     SECTION 10. Binding Effect. The provisions of this Agreement shall be
                 --------------
binding upon and shall inure to the benefit of the parties hereto, any Indemnified Parties that are not parties hereto and the heirs, legal representatives, successors and assigns of the parties hereto and any such Indemnified Parties. No transfer of any Shares shall be valid unless the transferee thereof shall have assumed the obligations of its transferor under this Agreement (and, to the extent applicable, the other Operative Documents) with respect to such Shares in a written instrument delivered to the Company.

     SECTION 11. Recapitalizations, Exchanges, Etc. Affecting the Shares. The
                 ---------------------------------
provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

     SECTION 12. Successors and Assigns. The provisions of this Agreement shall
                 ----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no Purchaser shall assign any rights under this Agreement prior to the Closing without the prior written consent of the Company, and any such purported assignment of rights hereunder by any Purchaser which has not been consented to by the Company shall be void. After the Closing, the rights of the Purchasers hereunder may only be assigned in connection with a contemporaneous Transfer of Capital Stock which is not prohibited by the Shareholders' Agreement; provided that, upon any such assignment, the assignee shall execute and deliver a Joinder Agreement (as defined in the Shareholders' Agreement) unless the Shareholders' Agreement expressly does not require the assignee to do so. The Company may not assign any rights or obligations under this Agreement without the prior written consent of the Purchasers, and any such purported assignment of rights or obligations hereunder by the Company which has not been consented to by the Purchasers shall be void.

     SECTION 13. Applicable Law; Waiver of Jury Trial. THIS AGREEMENT SHALL BE
                 ------------------------------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY NOTICE IN THE MANNER SET FORTH IN SECTION 16.

     SECTION 14. Invalidity of Provisions. The invalidity or unenforceability of
                 ------------------------
any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

     SECTION 15. Headings; Execution in Counterparts, Reproductions. The
                 --------------------------------------------------
headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument. Reproductions of this Agreement and all documents relating hereto, including photocopies or copies on microfilm, microfiche or similar storage system, shall be deemed to be duplicate originals of this Agreement. This Agreement may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature. The Company agrees that any such reproduction shall be admissible in evidence as the original itself in any proceeding (whether or not the original is in existence).

     SECTION 16. Notices. All notices, requests and other communications to any
                 -------
party under this Agreement shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number as set forth in this Section 16. Each such notice, request or other communication shall be effected by facsimile transmission, overnight courier or personal delivery and shall not be deemed given until confirmation of completed facsimile transmission or receipt from an overnight courier is received by the notifying party or until delivered, in the case of personal delivery.

     (a)  If to the Company:

                 U.S.I. Holdings Corporation
                 50 California Street, 24th Floor
                 San Francisco, California 94111-4796
                 Attn: Ernest J. Newborn, II, Esq.
                 Telephone:  (415) 263-2105
                 Telecopier: (415) 983-0101

     (b) If to a Purchaser, to the address listed on the applicable signature page opposite its name or at such other address as such party shall have specified by notice in writing to the other party in accordance with this
Section 16.

     SECTION 17. Amendment. This Agreement may not be amended, modified or
                 ---------
supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Purchasers and the Company. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay by any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     SECTION 18. Third Party Beneficiaries. Nothing expressed or implied in this
                 -------------------------
Agreement is intended or shall be construed to confer upon or give to any third party (other than any Indemnified Party) any rights or remedies against any party hereto.

     SECTION 19. Legal Expense and Certain Taxes. All sales, use, transfer,
                 -------------------------------
intangible, excise, documentary, stamp, recording, gross income, gross receipts and other similar taxes or fees which may be due or payable in connection with the consummation of the transactions contemplated by the Operative Documents shall be paid by the Company.

     SECTION 20. Certain Actions. The Company agrees that it will not adopt any
                 ---------------
amendment to the constitutive documents of the Company or take any other action affecting the rights, privileges or obligations of the stockholders of the Company (in their capacity as stockholders) that could be reasonably expected to have a disproportionately adverse effect on any Purchaser or any of its Affiliates (unless the affected party shall have consented in writing to such amendment or action). The provisions contained in this Section 20 and in Section 6(t) shall expire upon the closing of a Public Offering.

     IN WITNESS WHEREOF, the Purchasers and the Company have executed this Agreement as of the date first above written.


                                        U.S.I. HOLDINGS CORPORATION


                                        By: /s/ Bernard H. Mizel
                                            -----------------------------------
                                            Name:  Bernard H. Mizel
                                            Title: Chairman and Chief Executive
                                                   Officer

Number of Shares: 2,142,858                       CERIDIAN CORPORATION
Purchase Price per Share: $7.00
Aggregate Purchase Price: $15,000,006
Address for Notices: Ceridian Corporation         By: /s/ A. Reid Shaw
                     Attention: General Counsel       ------------------------
                     and Corporate Secretary          Name: A. Reid Shaw
                     3311 E. Old Shakopee Road        Title: Vice President and
                     Minneapolis, MN 55425                   Assistant Secretary
                     Tel.: (952) 85308100
                     Fax.: (952) 853-7272

Number of Shares: 2,142,858                       THE PAUL REVERE LIFE INSURANCE
                                                      COMPANY
Purchase Price per Share: $7.00
Aggregate Purchase Price: $15,000,006
Address for Notices:                              By: /s/ Ben S. Miller
     The Paul Revere Life Insurance Company           --------------------------
     (A subsidiary of UnumProvident Corporation)      Name: Ben S. Miller
                    Private Placement, 6 North        Title: Vice President
                    One Fountain Square
                    Chattanooga, TN 37402
                    Tel.:
                    Fax.:
                    Attention:

                       [Excluding Schedules and Exhibits]